                                                                   EXHIBIT 10.32


                              CONSULTING AGREEMENT
                                     BETWEEN
                             AREMISSOFT CORPORATION,
                             A DELAWARE CORPORATION
                                       AND
                              NOBLE MARKETING LTD.,
                   A UNITED KINGDOM LIMITED LIABILITY COMPANY

      This Consulting Agreement ("Agreement") is intended to set forth the understanding concerning certain consulting services to be performed by and between Noble Marketing Ltd., a United Kingdom Limited Liability Company (the "Consultant") and AremisSoft Corporation (the "Company") and its subsidiaries. The Consultant will render management consulting services for the Corporation upon the following terms and conditions hereinafter set forth:

      1. SERVICES. The Consultant shall provide the management consulting services of Noel Voice to the Company, including, but not limited to, direction and control of the supervision of the Company's hospitality business and its employees subject to the policies and direction of the Company's Board of Directors, Chief Financial Officer and President.

      2. SPECIAL DUTIES. The Consultant's employee, Noel Voice shall also serve, without additional compensation, as a Member of the Company's Board of Directors and the Chairman of the Board of Directors of the Company's subsidiaries, AremisSoft (UK) Plc. and AremisSoft Hospitality (UK) Ltd. In such capacities, the Consultant shall provide services and do all things necessary or advisable to manage and conduct the business of the Company, including, but not limited to, the supervision, direction and control of the business and other employees of the Company, subject to the policies and direction of the Company's Board, its Chief Executive Officer and President. To the extent consistent with the Company's Certificate of Incorporation ("Articles") and Bylaws ("Bylaws"), the Consultant shall have all powers, duties and responsibilities necessary to carry out its duties, and such other powers and duties as the Company's Board may prescribe consistent with its Articles and Bylaws.

      3. AVAILABILITY. The Consultant will be available to perform such services at reasonable and mutually agreeable times during the term of this Agreement.

      4. INDEPENDENT CONTRACTOR. The Consultant will at all times be an independent contractor and not an employee of the Company. The Consultant recognizes and agrees that it is not subject or entitled to any benefits, wages, or other terms and conditions of employment or otherwise, under the policies, practices, and procedures of the Company.

      It is understood and agreed that the Consultant shall not engage in any other business activity during the term of this Agreement, whether or not for profit or other remuneration, with any corporation, partnership or other business entity which competes, directly or indirectly, with the business of the Company.

      The Consultant agrees that it and its affiliates and employees will not purchase or sell any shares of common stock of the Company in the open market so long as it possesses material information not previously disclosed to the public or not outdated.

      5. REPORTING OBLIGATIONS. In connection with the performance of its duties hereunder, unless otherwise instructed by the Company's Board, the Consultant shall report to the Chief Executive Officer, President and the Company's Board.

      6. COMPENSATION. The Company shall pay the Consultant Thirteen Thousand U.S. Dollars ($13,000.00) per month for all services performed pursuant to this Agreement. Such amount shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month.

      The Company shall grant the Consultant options to purchase Twenty-Five Thousand options to purchase share of Common Stock of the Company at a price per share of Twenty Nine U.S. Dollars (U.S.$29.00) per share pursuant the Company's 2000 Stock Option Plan and the Nonqualified Stock Option Agreement entered into by the Parties on September 7, 2000.

      7. EXPENSES. The Company shall pay or reimburse the Consultant for all reasonable hotel and airfare expenses actually incurred or paid by the Consultant in the performance of the Consultant's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the term of this Agreement, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require. All other expenses shall be borne by the Consultant.

      8. CONDUCT OF SERVICES. The Consultant agrees that services to be performed by it hereunder will be performed in a professional and competent manner in conformity with this Agreement. The Consultant will comply with all applicable laws, rules, regulations, and standards of any public authority having jurisdiction in performing the Consultant's service.

      9. LIABILITY. The Company shall indemnify and hold harmless the Consultant, to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, liabilities, losses, costs and expenses (including reasonable attorneys' fees and legal costs), if the Consultant is made, is threatened to be made or in good faith expects to be made a party or a material witness to any threatened or pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or otherwise, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the Consultant being or having been a Consultant to the Company, except that this right of indemnification shall not extend to the willful wrongful acts or gross negligence of the Consultant.

      The Consultant shall indemnify and hold harmless the Company, to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, liabilities, losses, costs and expenses (including reasonable attorneys' fees and legal costs), if the Company is made, is threatened to be made or in good faith expects to be made a party or a material witness to any threatened or pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or otherwise, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the Consultant willful wrongful acts or gross negligence.

      10. UNFAIR AND NON-COMPETITION. The Consultant acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that it is entering into the covenants and representations contained in this Agreement in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. The Consultant agrees not to compete with the Company or to engage in any unfair competition with the Company during the term of this Agreement, but not limited to the acts and conduct described herein.

      11. CONFIDENTIAL INFORMATION. During the term of this Agreement, the Consultant agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliate" (as that term is defined in the Exchange Act), including, without limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, labeled "secret" or "confidential" or some similar term, and not to disclose any such information to anyone outside of the Company, whether during or after the term of this Agreement, except as required in connection with performing the services to the Company.

      12. NON-SOLICITATION OF CUSTOMERS. During the term of this Agreement, the Consultant will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the term of this Agreement in confidence. Accordingly, during the term of this Agreement, the Consultant and any entity controlled by it or with which it is associated (as the terms "control" and "associate" are defined in the Exchange
Act) shall not, directly or indirectly (i) solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliates (as the term "affiliate" is defined in the Exchange Act), or (ii) in any manner persuade or attempt to persuade any such person or entity (a) to discontinue its business relationship with the Company or its affiliates, or (b) to enter into a business relationship with any other entity or person the loss of which the Consultant should reasonably anticipate would be detrimental to the Company or its affiliates in any respect.

      13. NON-SOLICITATION OF EXECUTIVES. The Consultant and any entity controlled by it or with which it is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the term of this Agreement, directly or indirectly solicit, interfere with, offer to hire or induce any person who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) (other than secretarial personnel) to discontinue his or her relationship with the Company or an affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. (These acts are hereinafter referred to as the "prohibited acts of solicitation.") The foregoing restriction, however, shall not apply to any business with which the Consultant may become associated after the Term of this Agreement.

      14. RETURN OF PROPERTY. Upon termination of this Agreement, and at the request of the Company, the Consultant agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company.

      15. INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Consultant, either alone or with others, during the Term of this Agreement, whether or not conceived or developed during the Consultant's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by the Consultant for the Company, shall be the sole property of the Company. Upon the request of the Company, the Consultant shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of the Company under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Upon the request of the Company, the Consultant shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

      16. REPRESENTATIONS. The Consultant represents and warrants to the Company that it has full power to enter into this Agreement and perform its duties hereunder, and that its execution and delivery of this Agreement and the performance of its duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which it is a party or by which it may be bound.

      17. NON-PAYMENT UPON NON-COMPLIANCE. Should the Consultant breach any one of the covenants set forth in this Agreement, the Company shall have no obligation to make the payments in Section 6, as applicable, in addition to all other rights and remedies the Company may have available at law or in equity. The Company shall provide written notice to the Consultant, ten (10) days prior to an expected payment, of the breach of a covenant and the ensuing non-payment thereof; provided, however, that if the Company learns of the breach without sufficient time to provide ten (10) days notice, the Company shall provide written notice as soon thereafter as practicable.

      18. CONFIDENTIAL INFORMATION. During the term of this Agreement and for a period of five (5) years following the termination, except as otherwise agreed to in writing by the Company, the Consultant will keep (i) confidential, and prevent the disclosure of Confidential Information as defined below (ii) not to use such Confidential Information on its own behalf, or on behalf of any other person, firm, or entity; and (iii) not to disclose such Confidential Information to any third party, unless required by law.

      As used herein, "Confidential Information" means and includes any and all of the following: (i) information or data, whether technical or non-technical, which is in any way disclosed to the Consultant by or on behalf of the Company in the course of, as a result of, or in connection with this Agreement; and (ii) all diagrams, plans, models, prototype, devices, specifications, data and notes, memorandum and writings of a technical or economic nature which are furnished to the Consultant by the Company for the performance of services which the Consultant prepares or procures, in the course of, or for the performance of such services. The Consultant will not use, deliver, or permit to be used or delivered, Confidential Information, to or for anyone other than the Company. Such Confidential Information will be and remain the property of the Company.

      Within one month of completion or termination of services hereunder, and at such time, or time prior thereto as the Company may request, the Consultant will deliver to the Company all copies of Confidential Information in the Consultant's possession. The Consultant further agrees to refrain from performing any other act with respect to Confidential Information, which is or tends to be contrary to, or inconsistent with, the Company's proprietary rights in Confidential Information or the Consultant's obligations concerning Confidential Information. The Consultant agrees that disclosure of Confidential Information contrary to this Section 18, or conflicts pursuant to Section 20 below, may cause significant, immediate, and irreparable harm and damages to the Company or its affiliates. Consequently, the Company shall have the right to seek injunctive relief and/or monetary damages from the Consultant in the event of any breach of this Agreement by the Consultant, in addition to any other remedy available at law or in equity.

      19. DISCLOSURE INFORMATION. The Consultant's obligations under Section 18 above will not apply, however, to Confidential Information when, after, and to the extent that Confidential Information is: (i) known to the public through no fault of the Consultant; or (ii) disclosed or furnished to the Consultant by or on the Company's behalf and was known to the Consultant prior to the first disclosure to the Consultant by or on it behalf; or (iii) received by the Consultant in good faith from a third party, and the Consultant does not violate any obligation to a third party with respect to such Confidential Information; or (iv) disclosed as the Consultant may be required by law to disclose.

      20. THIRD PARTY OBLIGATIONS AND SERVICES. The Consultant hereby represents to and agrees with the Company that the Consultant does not have, and will not undertake any express or implied obligations to a third party which will in any way conflict with any of the Consultant's obligations to the Company under, during, and after the term of this Agreement. During the term of this Agreement, the Consultant may perform services for others in the field of his services hereunder, as well as outside of said field, provided, however, that the Consultant does not violate any of its obligations to the Company under this Agreement. The Consultant may not assign or delegate the Consultant's rights or obligations under this Agreement, including the right to receive money pursuant to this Agreement, without the Company's prior written consent.

      21. TERM The term of this Agreement will commence on the date of execution by the Consultant hereof, and will terminate on December 31, 2001. It may be extended by mutual agreement on such terms and conditions as the parties may agree.

      22. NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

            If to the Company:      AremisSoft Corporation
                                    Sentry Office Plaza, Suite 607
                                    Westmont, NJ 08108
                                    United States
                                    Attn: Roys Poyiadjis

            With a copy to:         Bartel Eng & Schroder
                                    300 Capitol Mall, Suite 1100
                                    Sacramento, California 95814
                                    United States
                                    Attn: Scott Bartel, Esq.

            If to the Consultant:   Noble Marketing Ltd.
                                    "Wychwood"
                                    2 Hazelbank Close
                                    Sheet
                                    Petersfield
                                    Hampshire GU31 4 BY
                                    United Kingdom
                                    Attn: Noel Voice

or to such other addresses as a party may designate by five (5) days' prior written notice to the other party.

      23. SURVIVAL. The provisions of Sections 10, 11, 12, 13, 14, 15, 18 and 19 will survive and continue after expiration or termination of this Agreement.

      24. AMENDMENT. This Agreement may be amended or modified in any way by an instrument in writing, stating the amendment or modification, signed by the parties hereto and attached to the end of this Agreement.

      25. ARBITRATION. Disputes arising under this Agreement shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration shall be held in Sacramento County, California, or at such other location as mutually agreed to by the parties to the dispute. Subject to any applicable limitations contained in this Agreement, arbitration may be commenced at any time by any party giving notice to the other party that a dispute has been referred to arbitration under this Section. The arbitrator shall be selected by joint agreement of the parties hereto, but if they do not so agree within Twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The expense of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrator. This arbitration provision shall be specifically enforceable by the parties. The determination of the arbitrator pursuant to this Section shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

      26. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

      27. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      28. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth therein.

      29. COUNTERPARTS. This Agreement may be executed in multiple counterparts (by facsimile signature or otherwise), each of which shall be deemed an original and all of which shall constitute one agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

                   [THIS SPACE WAS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       CORPORATION:

                                       AremisSoft Corporation


                                       By:
                                            ------------------------------------
                                            Roys Poyiadjis,
                                            President


                                       CONSULTANT:

                                       Noble Marketing Ltd.


                                       By:
                                            ------------------------------------
                                            Noel Voice,
                                                       -------------------------